UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

As previously reported, on July 26, 2024, Autonomix Medical, Inc. (the “Company”) entered into an At Market Issuances Sales Agreement (the “Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent, as sales agent or principal, shares of the Company’s common stock, par value $0.001 per share with an initial aggregate sales price of up to $2.1 million (the “Shares”). On August 25, 2025, the Company increased the aggregate sales price of Shares that may be sold under the Agreement by $1.4 million.

Any sale of Shares pursuant to the Agreement will be made under the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-285464), which became effective on March 11, 2025 and includes a base prospectus, and under the related prospectus supplement filed with the Securities and Exchange Commission on August 25, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

1.1
At Market Issuance Sales Agreement, dated February 28, 2025, by and between Autonomix Medical, Inc. and Ladenburg Thalmann & Co. Inc. (incorporated by reference to exhibit 1.1 of the Form 8-K filed February 28, 2025)

5.1	Opinion of ArentFox Schiff LLP
23.1	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: August 27, 2025